Exhibit 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our Report of Independent Registered Public Accounting Firm dated September 28, 2005, covering the consolidated financial statements of BSD Software, Inc. as of July 31, 2005 and for the year ended July 31, 2005 in the Form S-4 Amendment No. 4 registration statement to be filed with the Commission on or about November 3, 2005.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.


/s/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
November 3, 2005